EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of

Pioneer Power Solutions, Inc.

We consent to the incorporation by reference in the Registration Statements on Form S¬-3 (No. 333-194647) and Form S-8 (No. 333-196903) of Pioneer Power Solutions, Inc. of our report dated March 14, 2014, relating to our audit of the consolidated financial statements, which appear in this Annual Report on Form 10-K of Pioneer Power Solutions, Inc. for the year ended December 31, 2014.

Yours very truly,

Richter LLP (Signed) (1)

Montreal, Canada
April 2, 2015

1 CPA auditor, CA, public accountancy permit No. A106063

T. 514.934.3400 Richter LLP 1981 McGill College Mtl (Qc) H3A 0G6 www.richter.ca Montréal, Toronto